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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 7, 2003

INTERNATIONAL RECTIFIER CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-7935 (Commission File Number)	95-1528961 (IRS Employer Identification No.)

233 KANSAS STREET, EL SEGUNDO, CALIFORNIA 90245
(Address of principal executive offices)

(310) 726-8000
(Registrant's telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Item 5. Other Events

        The Board of Directors of International Rectifier Corporation has amended its securities trading policy to permit its employees, officers and directors to engage in pre-determined plans for trades on a regular basis over a period of time of specified amounts of company stock in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934. As permitted by this policy, Chairman Eric Lidow and Chief Executive Officer Alexander Lidow have entered into sales plans for a small percentage of the common stock each owns in the company. Eric Lidow will sell up to 100,000 shares and Alexander Lidow up to 50,000 shares over a period of one year.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL RECTIFIER CORPORATION

Date: February 7, 2003	By:	/s/ DONALD R. DANCER
		Name:	Donald R. Dancer
		Title:	Secretary and General Counsel

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Item 5. Other Events
SIGNATURES